FORM 8-K

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): September 30, 2004

KAISER ALUMINUM CORPORATION

(Exact name of Registrant as Specified in its Charter)

Delaware (State of incorporation)	1-9447 (Commission File Number)	94-3030279 (I.R.S. Employer Identification Number)

5847 San Felipe, Suite 2500 Houston, Texas (Address of Principal Executive Offices)	77057-3268 (Zip Code)

(713) 267-3777
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 30, 2004, Kaiser Aluminum Corporation (“Kaiser” or the “Company”) issued a press release regarding an extension of a limited consent and waiver in respect of its post petition credit facility in the form attached hereto as Exhibit 99.1, which press release is incorporated herein by reference.

Also, on September 30, 2004, Kaiser Aluminum & Chemical Corporation (“KACC”), a wholly owned subsidiary of Kaiser, and Edward F. Houff, Kaiser’s and KACC’s Vice President and General Counsel, entered into an extension of Mr. Houff’s employment contract, which was set to expire on September 30, 2004. The terms of the extension, which is effective October 1, 2004, are materially consistent with the terms disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 except that Mr. Houff will not be eligible for a separate annual incentive bonus of up to $125,000 per year. The term of the extension is the earlier of Kaiser’s and KACC’s emergence from Chapter 11, an agreed termination between KACC and Mr. Houff, and June 30, 2004.

Item 8.01 Other Events

On October 4, 2004, the Company issued a press release regarding the Pension Benefit Guaranty Corporation’s termination of the Kaiser Aluminum Pension Plan in the form attached hereto as Exhibit 99.2, which press release is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

     (c) Exhibits

*99.1	Press Release dated September 30, 2004
*99.2	Press Release dated October 4, 2004

*	Included with this filing.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAISER ALUMINUM CORPORATION (Registrant)
	By:	/s/ Daniel D. Maddox
Dated: October 5, 2004		Daniel D. Maddox
Vice President and Controller

EXHIBIT INDEX

Exhibit 99.1	Press Release dated September 30, 2004*
Exhibit 99.2	Press Release dated October 4, 2004*

*	Included with this filing.